UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 28, 2016

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

AllianceBernstein L.P. and AllianceBernstein Holding L.P. (collectively, “AB”) are furnishing their news release issued on April 28, 2016 announcing financial and operating results for the quarter ended March 31, 2016 (“1Q16 Release”). The 1Q16 Release is attached hereto as Exhibit 99.01.

AB is furnishing its First Quarter 2016 Review, dated April 28, 2016 (“1Q16 Review”). The 1Q16 Review is attached hereto as Exhibit 99.02.

AB is furnishing a transcript of its conference call with analysts relating to the 1Q16 Release and the 1Q16 Review (“1Q16 Transcript”). The call occurred on April 28, 2016. The 1Q16 Transcript is attached hereto as Exhibit 99.03.

Item 7.01.    Regulation FD Disclosure.

AB is furnishing the 1Q16 Release, which is attached hereto as Exhibit 99.01.

AB is furnishing the 1Q16 Review, which is attached hereto as Exhibit 99.02.

AB is furnishing the 1Q16 Transcript, which is attached hereto as Exhibit 99.03.

Item 8.01    Other Events

On December 12, 2013, AB acquired W.P. Stewart & Co., Ltd. (“WPS”), an equity investment manager that managed, as of December 12, 2013, approximately $2.1 billion in U.S., Global and EAFE concentrated growth equity strategies for its clients, primarily in the U.S. and Europe. On the date of this acquisition, each of approximately 4.9 million outstanding shares of WPS common stock (other than certain specified shares, as previously disclosed in Amendment No. 2 to Form S-4 filed by AllianceBernstein L.P. on November 8, 2013) was converted into the right to receive $12.00 per share and one transferable contingent value right (“CVRs”) entitling the holders to an additional $4.00 per share cash payment if the Assets Under Management (as such term is defined in the Contingent Value Rights Agreement (“CVR Agreement”) dated as of December 12, 2013, a copy of which was filed as Exhibit 4.01 (“Exhibit 4.01”) to the Form 10-K for the year ended December 31, 2013 filed by each of AllianceBernstein L.P. and AllianceBernstein Holding L.P.) in the acquired WPS investment services business exceed $5.0 billion on or before December 12, 2016, subject to certain measurement procedures and limitations set forth in the CVR Agreement. See the definition of AUM Milestone in Exhibit 4.01 for additional information regarding the circumstances that trigger payment pursuant to the CVRs. The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement, which is incorporated herein by reference.

As of March 31, 2016, the Assets Under Management are approximately $4.1 billion. Accordingly, management has determined that the AUM Milestone did not occur during the first quarter of 2016.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

99.01	1Q16 Release.

99.02	1Q16 Review.

99.03	1Q16 Transcript.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.
Dated: April 29, 2016	By:	/s/ David M. Lesser
David M. Lesser Assistant Secretary

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